Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statements
(Forms S-8 Nos. 33-2838 and 33-21816) pertaining to the Amended and
Restated 1983 Incentive Stock Option Plan of LADD Furniture, Inc. of our report dated March 14, 1994, with respect to the consolidated financial statements of Pilliod Holding Company included in Amendment No. 1 to the Current Report on Form 8-K dated February 14, 1994.


                                                          ERNST & YOUNG


Toledo, Ohio
April 5, 1994